UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2005

Yahoo! Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

(408) 349-3300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On December 20, 2005, the Compensation Committee of the Board of Directors of Yahoo! Inc. (the “Company”) set 2006 annual base salaries, effective January 1, 2006, for all executive officers other than for Terry S. Semel, Chairman and Chief Executive Officer.  Such annual base salaries are the same for each of the Company’s named executive officers (as identified in the Company’s Proxy Statement for its 2005 annual meeting of stockholders) as in 2005, other than for Michael J. Callahan, whose annual base salary was increased from $300,000 to $325,000.

On December 20, 2005, the Compensation Committee of the Company’s Board of Directors also approved cash bonuses for 2005 for the Company’s executive officers other than for Mr. Semel.  The 2005 cash bonus for each of the named executive officers is as follows:

Named Executive Officer	2005 Cash Bonus

Susan L. Decker Chief Financial Officer and Executive Vice President, Finance and Administration	$1,000,000

Daniel S. Rosensweig Chief Operating Officer	$1,000,000

Farzad Nazem Chief Technical Officer and Executive Vice President, Engineering and Site Operations	$800,000

Michael J. Callahan Senior Vice President, General Counsel and Secretary	$225,000

The Compensation Committee is expected to consider Mr. Semel’s base salary level and 2005 bonus in the first quarter of 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YAHOO! INC.

Date: December 23, 2005	By:	/s/ Michael J. Callahan
Michael J. Callahan
Senior Vice President, General Counsel
and Secretary